Exhibit 10.39
DATED    FEBRUARY 1, 2018

(1)	JELD-WEN UK LIMITED

(2)	PETER MAXWELL

SERVICE AGREEMENT

EME_ACTIVE-556866770.2-999947-20654

CONTENTS
CLAUSE
1PARTIES    3
2INTERPRETATION    3
3APPOINTMENT OF THE EXECUTIVE    4
4DUTIES OF THE EXECUTIVE    6
5WORKING HOURS    10
6REMUNERATION AND EXPENSES    11
7PENSION AND INSURANCES    14
8HOLIDAYS    15
9SICKNESS AND MEDICAL EXAMINATION    15
10CONFIDENTIALITY    17
11INTELLECTUAL PROPERTY    21
12DIRECTORSHIP    22
13TERMINATION    23
14PAYMENT IN LIEU OF NOTICE    26
15GARDEN LEAVE AND SUSPENSION    27
16RECONSTRUCTION OR AMALGAMATION    28
17COMPETITION    29
18DATA PROTECTION    32
19DISCIPLINARY AND GRIEVANCE PROCEDURES    33
20NOTIFICATION    33
21CHANGES TO TERMS OF EMPLOYMENT    34
22NOTICES    34
23GOVERNING LAW    34
24SEPARATE AND SEVERAL CLAUSES    35
25SUPERSESSION OF PREVIOUS AGREEMENTS    35
26THIRD PARTY RIGHTS    35
27MULTIPLE COPIES    36
28SUPPLEMENTAL    36

SERVICE AGREEMENT dated                                        2017
BETWEEN:

1	PARTIES

(1)	JELD-WEN UK Limited whose registered office is at Retford Road, Woodhouse Mill, Sheffield, South Yorkshire, S13 9WH (company registration number 00499622) (the “Company”); and

(2)	Peter Maxwell of The Wellhouse, Stratford Upon Avon, Warwickshire, CV37 0QR (the “Executive”).
WHEREAS:

A.	The Company wishes to appoint the Executive as President of the Company.

B.	JELD-WEN Holding, Inc., a Delaware corporation (“JELD-WEN Holding”) wishes to appoint the Executive as its Executive Vice President and President, Europe.

C.
JELD-WEN Holding, the Company and the Executive have agreed that, to enable the Executive to fulfil his role as President of the Company and Executive Vice President and President, Europe of JELD-WEN Holding, he shall be employed by the Company with the principal duty of discharging those roles under the direction and supervision of the Board and the Chief Executive Officer of JELD-WEN Holding (the “CEO”).

2	INTERPRETATION

2.1	In this Agreement, unless the context otherwise requires:
“the Board” means the board of directors of the Company for the time being;
“Cause” has the meaning given in Schedule 1 of this Agreement;
“Change in Control” has the meaning given in Schedule 1 of this Agreement;
“CIC Qualifying Termination” means a Qualifying Termination which occurs on or after a Change in Control;
“the Commencement Date” means February 1, 2018;
“Group” means the Company, any holding company and any subsidiary company (from time to time) of the Company (wherever incorporated or established) and any subsidiary of any such holding company, and “Group Company” shall be construed accordingly. The expressions “holding company” and “subsidiary” in relation to a company mean a "holding company" and "subsidiary" as defined in section 1159 of the Companies Act 2006 and a company shall be treated, for the purposes only of the membership requirement contained in subsections 1159(1)(b) and (c), as a member of another company even if its shares in that other company are registered in the name of (a) another person (or its nominee), whether by way of security or in connection with the taking of security, or (b) its nominee; and
“Non-CIC Qualifying Termination” means a Qualifying Termination which occurs prior to a Change in Control;
“Qualifying Termination” means termination of your employment by the Company other than where (i) the Company terminates your employment pursuant to clause 13.1 of this Agreement; or (ii) the Company terminates your employment by reason of Cause (or in circumstances involving Cause).

2.2	Any reference to a statutory provision is a reference to that provision as for the time being re-enacted, amended, modified or extended.

2.3	The headings in this Agreement are for convenience only and shall not affect its interpretation.

2.4	References to the employment of the Executive are to his employment by the Company whether or not during the continuance of this Agreement.

2.5
A ‘person’ shall include any company, corporation, firm, partnership, joint venture, unincorporated association, organisation or trust (in each case whether or not having separate legal personality) and references to any of the same shall include a reference to each of them.

2.6	The masculine gender shall include the feminine and neuter and the single shall include the plural and vice versa.

2.7	‘Writing’ or ‘written’ shall include any means of visible reproduction.

3	APPOINTMENT OF THE EXECUTIVE

3.1
The Company shall employ the Executive and the Executive shall serve the Company as President of the Company and as Executive Vice President and President, Europe of JELD-WEN Holding, or in such other related capacity as the Company or JELD-WEN Holding shall direct. In addition to the duties which these positions normally entail (including those set out at clause 4 of this Agreement), the Executive shall also carry out such other duties as the Company may require him to perform from time to time. The Company may at any time remove from, add to or otherwise vary any of the Executive’s duties.

3.2	The employment of the Executive under this Agreement shall begin on the Commencement Date. The Executive's period of continuous employment with the Company began on 16 September 2015.

3.3
Without prejudice to any other term of this Agreement providing for earlier termination, the Executive’s employment under this Agreement shall continue until this Agreement shall be terminated by either party giving to the other not less than twelve (12) months’ written notice of termination.

3.4
The Executive warrants that by entering into this Agreement and performing his obligations under it, he will not be in breach of any terms or obligations under any previous or other agreement relating to his employment with any third party. The Executive hereby undertakes to indemnify and hold harmless the Company and any Group Company against all claims, costs, damages, liabilities and expense which the Company or any Group Company may incur in connection with any claim that he is or was not so at liberty.

3.5
The Executive’s employment with the Company is subject to and conditional upon his being entitled to be lawfully employed by the Company in the UK and the Executive providing evidence, satisfactory to the Company, of the same. The Executive will not be permitted to commence employment unless and until he has done this to the Company’s satisfaction. The Executive agrees to immediately notify the Company about any change to his entitlement to work for the Company in the UK, including, but not limited to, the cessation of such entitlement. If the Executive’s lawful employment in the UK is subject to the Company making an application for a visa, permission or any other approval in respect of the same, it is a condition of the Executive’s employment that he cooperates with any such application and provides the Company with any information, assistance and documents as the Company may specify.

3.6	Should the Executive:
(a)    cease, or appear in the Company’s belief to have ceased, to be entitled to be lawfully employed by the Company in the UK;
(b)    fail to provide upon request documents to demonstrate that he is entitled to be lawfully employed by the Company in the UK; or
(c)    not provide the Company with such information, assistance or documents as it may specify in relation to any application relating to the Executive’s lawful employment in the UK, the Company may terminate the Executive’s employment without notice and without compensation or payment in lieu of notice.

3.7
The Company shall be entitled from time to time and at its sole and absolute discretion to appoint another person to act jointly with the Executive, including without limitation in circumstances where the Executive is suspended (whether pursuant to clause 13.4 of this Agreement or otherwise) or at any time after either party has served notice to terminate the Executive’s employment or otherwise purports to do so.

3.8
The Executive shall comply with any rules, policies and procedures set out in the Company’s staff handbook and JELD-WEN Holding’s Code of Business Conduct and Ethics, copies of which have been given to the Executive. The staff handbook and JELD-WEN Holding’s Code of Business Conduct and Ethics do not form part of the Executive’s contract of employment with the Company, and the Company and/or JELD-WEN Holding may amend them at any time. To the extent that there is any conflict between the terms of this Agreement, the staff handbook and JELD-WEN Holding’s Code of Business Conduct and Ethics, this Agreement shall prevail.

4	DUTIES OF THE EXECUTIVE

4.1	In the capacity specified in clause 3.1 the Executive shall during the continuance of this Agreement:
(a)    hold such offices as a director or secretary or officer in the Company or any other Group Company as the Board may from time to time require;
(b)    if the Board so requests, immediately resign without claim for compensation from any office held in the Company or any other Group Company, and the Executive hereby appoints the Company or any Group Company to be his attorney in his name and on his behalf to sign, execute or do any instrument or act and generally to use his name for the purpose of giving to the Company or any Group Company or any of its or their nominees the full benefit of the provisions of this clause 4.1;
(c)    not to do anything that would cause him to be disqualified from holding any office;
(d)    abide by any statutory, fiduciary or common-law duties to the Company and any other Group Company of which he is a director or an officer;
(e)    faithfully, diligently and competently exercise and carry out to the best of his ability all such powers and duties in relation to the Company and its business and the respective businesses of any other Group Company, as may from time to time be conferred on him or vested in him by the Board together with such person or persons as the Company or Board may appoint to act jointly with him;
(f)    shall obey the reasonable and lawful directions by or under the authority of the Board and/or the CEO from time to time;
(g)    use all reasonable endeavours to promote and further the business and interests of the Company and any other Group Company;
(h)    subject as hereinafter provided unless prevented by incapacity, illness or injury or with the prior agreement of the Board, devote, during normal working hours and such additional times as provided for at clause 5 below, the whole of his time, attention and skill to his duties and to the furtherance of the businesses and interests of the Company and the other Group Companies;
(i)    in pursuance of his duties hereunder perform without additional remuneration such services for any other Group Company as the Board may from time to time require;
(j)    serve the Company and/or any other Group Company at its principal place of business at [Retford Road, Woodhouse Mill, Sheffield, South Yorkshire, S13 9WH] or at such other place or places as the Board shall reasonably determine provided that the Executive shall not be permanently posted outside the United Kingdom without his prior consent not to be unreasonably withheld or delayed;
(k)    undertake such travel both within the United Kingdom and abroad as the Board may require for the proper performance of his duties;
(l)    report his own wrongdoing and any wrongdoing or proposed wrongdoing of any other employee or director of the Company or any other Group Company (including without limitation any bribery or corruption) to the Board immediately on becoming aware of it.
(m)    comply with the Articles of Association (or equivalent in any relevant jurisdiction) of the Company and any other Group Company of which he is a director; and
(n)    comply with all requirements, recommendations or regulations, as amended from time to time, of all regulatory authorities (whether in the United Kingdom, the United States of America or any other jurisdiction) relevant to the Company or any other Group Company and any code of practice issued by the Company or any other Group Company (as amended from time to time) relating to dealing in the securities of the Company or any other Group Company.

4.2	The Executive shall be familiar with and shall comply in all respects with:
(a)    the Criminal Justice Act 1993, the Financial Services and Markets Act 2000, the Companies Act 2006 and the Bribery Act 2010;
(b)    all legal requirements as to the disclosure of inside information; and
(c)    the Company's anti-corruption and bribery policies and any related procedures, in so far as the same are applicable to the Executive’s employment hereunder and/or as they may apply to the Company, any other Group Company, the trading of the shares and/or stock of the Company and/or any other Group Company, and/or the trading of any instruments or investments that are related to and/or connected with the Company and/or any other Group Company.

4.3	The Executive shall at all times comply with, abide by and accept:
(a)    any code that relates to pay and/or bonuses as may be issued from time to time by any regulator (whether in the United Kingdom, the United States of America or any other jurisdiction) and/or pursuant to any act of Parliament;
(b)    the requirements or directions of any regulator (whether in the United Kingdom, the United States of America or any other jurisdiction);
(c)    any remuneration code or policy of the Company or any other Group Company as may exist from time to time;
(d)    JELD-WEN Holding’s Code of Business Conduct and Ethics;
(e)    the provisions of the Company’s, or any Group Company’s, securities or share dealing code/policy and any such other code/policy which sets out the terms for dealings in the publicly traded or quoted securities US Securities laws; and/or
(f)    the Company and/or any other Group Company’s determination or interpretation in respect of any of the matters mentioned in this clause 4.3.

4.4
The Executive shall at all times comply with every applicable regulation of any stock exchange anywhere in the world on which the Company’s and/or any other Group Company’s shares and/or stock are listed and/or traded.

4.5	The Executive shall at all times:
(a)    consent to the Company or any other Group Company inspecting any electronic equipment used by the Executive, and to monitoring and recording any use that he makes of the Company's or any other Group Company’s electronic communications and information technology systems for the purpose of ensuring that the Company's rules (and those of any other Group Company) are being complied with and for legitimate business purposes; and
(b)    comply with any electronic communication systems policy that the Company may issue from time to time.

4.6
The Executive shall not at any time during the continuance of his employment under this Agreement do anything which may in the opinion of the Board bring the Company and/or any other Group Company into disrepute or harm the goodwill or the reputation of any Group Company and in particular but without limitation, the Executive will not make any untrue, misleading or disparaging statement in relation to the Company or any other Group Company (or any of its or their employees or officers).

4.7	The Executive shall not after the termination of this Agreement represent himself as being employed by or connected with the Company or any other Group Company.

4.8
The Executive shall not at any time during the continuance of his employment under this Agreement, without the previous written consent of the Board, either as principal, employee or agent, carry on or be engaged, concerned or interested either directly or indirectly in any other trade, profession, business or occupation (including any public or private activity which in the reasonable opinion of the Board may interfere with the proper performance of his duties) or hold any directorship or other office in any company or other body whether incorporated or unincorporated.

4.9
Without prejudice to the generality of clause 4.8, the Executive shall not during the continuance of his employment under this Agreement introduce to any other person, firm or corporation, business of a kind in which the Company or any other Group Company is for the time being engaged or capable of becoming engaged or with which the Company or any other Group Company is able to deal in the course of the business for the time being carried on or planned by the Board to be carried on, and he shall not have any financial benefit from contracts made by the Company or any other Group Company with any third party (including but not limited to any supplier to any Group Company) without the prior written consent of the Board.

4.10
The Executive shall at all times give to the Board and to the Company’s auditors for the time being all such information, explanations, data and assistance as they may require in connection with the Company’s (or any other Group Company’s) business.

4.11
During the continuance of the Executive’s employment under this Agreement, the Executive shall not hold any shares, securities or have any interest of any kind in any company (other than the Company or any other Group Company) or other business organisation, save that the Executive may hold not more than three per cent of the issued shares or other securities of any class of any one company which is not a competitor of the Company or any other Group Company, where such shares or other securities are listed or dealt in on a recognised investment exchange in the United Kingdom or elsewhere, and are to be held by the Executive for investment purposes only.

4.12
The Executive shall avoid situations where his personal interests conflict with the interests of the Company or any other Group Company or any of its or their customers. If the Executive believes that any such conflict of interest may exist he shall disclose the same to the Board without delay. The Executive shall not, without the consent of the CEO, accept any gift or favour of whatever kind from any customer or supplier of the Company or any other Group Company or any prospective customer or supplier of the Company or any other Group Company with a value or cumulative value in excess of £50.

5	WORKING HOURS

5.1
The Executive’s normal working hours shall be 9.00am to 5.30pm Monday to Friday together with such additional hours as are reasonable and necessary for the proper performance of his duties (it being anticipated that the performance of his duties may require the Executive to work outside the Company’s normal business hours). The Executive acknowledges that he has no entitlement to additional remuneration for such further hours worked in excess of his normal working hours.

5.2
The Executive acknowledges and accepts that he may be required to work in excess of 48 hours per week and hereby agrees that the 48-hour upper limit on average weekly working time contained in paragraph 4(1) of the Working Time Regulations 1998 shall not apply to his employment hereunder unless the Executive gives to the Board not less than 3 months’ notice in writing that such limit shall apply.

6	REMUNERATION AND EXPENSES

6.1
During the continuance of the Executive’s employment under this Agreement the Company shall pay to the Executive, as remuneration for his services hereunder, a salary at the rate of £246,400 (two hundred and forty-six thousand four hundred pounds) per annum as from the Commencement Date.

6.2	The Executive’s salary shall be:
(a)    payable by equal monthly instalments in arrears on or around the 28th day of each month (or such other time as determined by the Company) by credit transfer direct into his nominated bank account;
(b)     paid subject to such deductions as the Company may make for income tax, employee’s National Insurance contributions and any other taxes, social security contributions and withholdings as the Company may deduct;
(c)    deemed to accrue from day to day;
(d)    reviewed by the Board at least once in each calendar year every April, with no guarantee that the Executive’s salary will be changed following any such review; and
(e)    inclusive of any fees to which the Executive may be entitled as a director of the Company or any other Group Company.

6.3	The Executive shall be entitled to be reimbursed the amount of £10,000 per annum for the use of his own car provided that the Executive:
(a)    holds a current full driving licence,
(b)    insures such car used for business use in such manner as the Board shall reasonably determine,
(c)    provides copies of the relevant insurance certificate to the Board on an annual basis and immediately upon request. Failure to deliver such copy certificates or failure to obtain such insurance may result in summary dismissal, with or without payment of notice in lieu of salary.

6.4	The Executive shall immediately inform the Board if he is disqualified from driving and shall immediately cease to be entitled to receive the allowance under clause 6.3.

6.5
Any payment made to the Executive under this clause shall be payable together with and in the same manner as the salary in accordance with clause 6.2. The car allowance shall not be treated as part of the Executive’s basic salary for any purpose and shall not be pensionable.

6.6
The Executive shall be entitled to be reimbursed in respect of any fuel costs incurred whilst carrying out his duties under this Agreement at HMRC’s approved rates as amended from time to time, subject to the Executive providing the Company with receipts or other evidence satisfactory to the Company that the Executive has properly incurred such cost.

6.7
The Executive shall continue to be entitled to participate in the JELD-WEN Holding annual Management Incentive Plan or any successor plan (the “MIP”) on the terms and conditions of the MIP which may be amended by JELD-WEN Holding in its absolute discretion from time to time. At the date of this Agreement, the Executive’s target annual bonus under the MIP in respect of each fiscal year of JELD-WEN Holding is 60% of the salary set out in Clause 6.1 (as reviewed from time to time) and the Executive’s maximum annual bonus is 120% of this salary. The Board of Directors of JELD-WEN Holding shall review, and may adjust in its sole discretion, such bonus targets each year when it sets target bonuses for the MIP. Any annual bonus paid to the Executive shall be in addition to the salary and to any and all other benefits to which the Executive is entitled under this Agreement. The Executive’s entitlement to participate in and rights under the MIP remain at all times subject to the terms and conditions of the MIP as in force from time to time.

6.8
The Executive shall be entitled to participate in JELD-WEN Holding’s 2017 Omnibus Equity Plan (the “Omnibus Plan”) or any successor plan. The Executive’s rights under and entitlement to participate in any long-term incentive plans under this clause 6.8 remain at all times subject to the terms and conditions of that long-term incentive plan as in force from time to time (and which may be amended by the Company and/or JELD-WEN Holding in their absolute discretion at any time).

6.9
Except as otherwise provided in the applicable plan or award agreement, to be eligible for any payment or award under the MIP, the Omnibus Plan or any other plan in which the Executive participates, the Executive must have remained in employment with the Company under this Agreement for the entire duration of the reference period (as determined by the Company and/or the Group Company) in respect of which the payment or award is assessed (the “Reference Period”) and must not have been under notice of termination (whether given by the Company or by the Executive) at any point during the Reference Period.

6.10
Except as otherwise provided in the applicable plan or award agreement, the Executive shall not receive payment of any payment or award under the MIP, the Omnibus Plan or any other plan in which the Executive participates if he is no longer in employment with the Company on the date appointed by the Company and/or any Group Company for the payment of any such payment or award.

6.11
For the avoidance of doubt, the Executive’s rights under and entitlement to any payment or award under the MIP, the Omnibus Plan or any other plan, remains at all times subject to the terms and conditions and/or rules of the applicable plan or award agreement.

6.12
In the event of a CIC Qualifying Termination, all Stock Options, restricted stock units (“RSUs”) or similar equity incentives shall fully and immediately vest upon termination of Executive’s employment and all Performance Stock Units (“PSUs”) or similar equity incentives shall vest at prorated target levels upon termination. In the event of a Non-CIC Qualifying Termination, all equity awards shall be treated in accordance with the rules of the applicable plan or award agreement.

6.13	Any payment or award paid under the MIP, the Omnibus Plan or any other plan will not be pensionable.

6.14
The Company shall reimburse the Executive for all reasonable travelling, hotel and other out-of-pocket expenses which he may properly incur in the carrying out of his duties and which the Company may approve. The Executive’s entitlement to reimbursement of any expense in accordance with this clause 6.12 shall be conditional upon the Executive providing the Company with receipts or other evidence satisfactory to the Company that the Executive has properly incurred that expense.

6.15
The Executive hereby authorises the Company to deduct from his salary, or any other sums due to him from the Company or any other Group Company, any sums due from the Executive to the Company or any other Group Company, including without limitation any overpayment of salary or accrued holiday pay.

6.16	The Company shall be entitled to perform any of its obligations under this clause 6 either by itself or through any other Group Company.

7	PENSION AND INSURANCES

7.1
The Executive has indicated to the Company that he has already reached his maximum lifetime allowance. The Executive therefore confirms that he does not intend to participate in the JELD-WEN UK Retirement Plan (the “Pension Scheme”). On this basis and because the Executive is, at the date of this Agreement, a statutory director of the Company, the Company is exercising its discretion not to automatically enrol the Executive in the Pension Scheme or any other pension scheme.

7.2	The Executive shall be entitled to participate in the following:
(a)    the Company's private medical insurance scheme (for the benefit of the Executive, his spouse or civil partner and dependents);
(b)    the Company's life assurance scheme; and
(c)    the Company's permanent health insurance scheme,
at such rates of benefits as may from time to time be determined by the Company in accordance with and subject always to the terms of the relevant scheme for the time being in force and as amended from time to time.

7.3
The Company may at any time withdraw any such private health insurance cover, permanent health insurance/disability or group life assurance arrangements or similar cover without providing any replacement for them. The Executive acknowledges that as the benefits are insured arrangements, the payment of any benefit is subject to the discretion of the insurers and subject to the terms and conditions of the respective scheme. The Company has no obligation to assist the Executive in the advancement of any claim he may make, nor any obligation to make any payment to the Executive should the insurer refuse to pay for whatever reason.

7.4
The Executive’s activities as a director of the Company, as an officer of JELD-WEN Holding and as an officer of any other Group Company will be covered by Directors' and Officers' Liability Insurance to the same level and extent as such cover is in force and available to other such directors.

7.5
The Executive’s eligibility to participate in or receive benefits from any insurance or other benefits scheme shall not prejudice the Company’s ability to terminate the Executive’s employment and/or this Agreement.

7.6	The Company shall be entitled to perform any of its obligations under this clause 7 either by itself or through any other Group Company.

8	HOLIDAYS

8.1
The Company’s holiday year runs from 1 January to 31 December each year. The Executive shall be entitled to 33 days’ paid holiday (which includes the normal public and Bank holidays in England and Wales) in each holiday year to be taken at such times as the Board may approve.

8.2	Holiday is only to be taken on days convenient to the Company, and must be notified in advance to the Board.

8.3
The Executive shall only be entitled to carry forward any unused holiday entitlement from any holiday year to any subsequent holiday year with the prior written permission and at the sole discretion of the Board.

8.4
If the Executive’s employment shall terminate before he has taken his full accrued entitlement to holidays for that year, he shall be entitled to accrued holiday pay of one day’s salary (calculated at a daily rate of 1/260ths of the Executive’s annual salary) for each complete day of such entitlement not taken and accrued due at such termination (his accrued entitlement to holidays being deemed for this purpose to accrue from day to day).

8.5
If the employment of the Executive shall terminate and the Executive has taken more holidays than his accrued entitlement for the holiday year in which such termination occurs, the Company shall be entitled to make a commensurate deduction from any final payment (whether of salary, expenses or otherwise) to be made to the Executive.

8.6
If either party gives notice to terminate the Executive’s employment, the Board may require the Executive to take any accrued but unused holiday entitlement during the notice period (whether or not the Executive is suspended or on a period of garden leave in accordance with clause 15).

9	SICKNESS AND MEDICAL EXAMINATION

9.1
If the Executive shall at any time be incapacitated or prevented by sickness, injury, accident or any other circumstances beyond his control (hereinafter referred to as “incapacity”) from carrying out in full his duties under this Agreement, he shall follow the sickness absence reporting procedure contained in the Company’s rules for the notification and verification of sickness absence.

9.2
Subject to the Executive complying with the requirements of clause 9.1, the Executive may be entitled to Company sick pay in accordance with the terms of the Company’s Sick Policy which shall satisfy any entitlement of the Executive to receive Statutory Sick Pay (“SSP”) from the Company during that period. Thereafter, during any further period of incapacity, the Executive shall be entitled to such SSP as the Company is obliged by law to pay to him from time to time. Save as provided for herein, the Executive shall have no entitlement to sick pay other than SSP.

9.3	The Board may at any time and at its sole discretion require the Executive to:
(a)    provide evidence satisfactory to the Board of any incapacity of the Executive;
(b)    provide the Company with medical evidence of his fitness to return to work after any period of absence from work due to incapacity; and
(c)    from time to time to undergo a medical examination by a medical practitioner nominated by the Company, the Company bearing the cost of any such examination and being entitled to full disclosure of the results thereof. The Executive agrees to consent to such an examination when requested by the Company.

9.4
If the Executive suffers from incapacity which is or appears to be occasioned by actionable negligence, nuisance or breach of a statutory duty by or on behalf of a third party in respect of which damages are or may be recoverable, the Executive shall:

(a)    forthwith notify the Board of that fact and of any claim, compromise settlement or judgment made or awarded in connection therewith and shall give to the Board all such particulars of such matters as the Board may reasonably require;
(b)    use all reasonable endeavours to recover (by way of settlement or otherwise) damages for loss of earnings over the period for which salary has been or shall be paid to the Executive, keeping the Company informed of the commencement, progress and outcome of any such claim; and
(c)    shall refund to the Company such sum as the Board may determine, such sum not to exceed:

(i)
the amount of damages recovered by him under such compromise, settlement or judgment less any costs in or in connection with or under such claim, compromise, settlement or judgment borne by the Executive; or

(ii)	the aggregate of any remuneration paid to him in respect of the period of incapacity, less an amount equivalent to any SSP which the Company was obliged by law to pay to the Executive.

10	CONFIDENTIALITY

10.1	In this Agreement unless the context otherwise requires, “Confidential Information” means any:
(a)    trade secret or confidential or secret information concerning the business development, affairs, future plans, business methods, connections, operations, accounts, finances, organisation, processes, policies or practices, designs, dealings, business, trading, management systems, maturing new business opportunities or know-how of or relating to the Company and/or to any other Group Company and/or any of its or their suppliers, agents, distributors, clients or customers;
(b)    confidential computer software, computer-related know-how, passwords, computer programmes, specifications, object codes, source codes, network designs, business processes, business logic, inventions, improvements and /or modifications relating to or belonging to the Company and/or any other Group Company;
(c)    details of the Company’s or any other Group Company’s financial projections or projects, prices and price lists, pricing strategy or policies, advertising, marketing or development plans, product development plans or strategies, fee levels, commissions and commission structures, discount structures, advertising and promotional material, market share and pricing statistics, marketing surveys and plans, market research reports and their interpretation, sales targets and statistics, sales techniques;
(d)    confidential research, report or development undertaken by or for the Company or any other Group Company;
(e)    secret or confidential information concerning the Company’s and/or any other Group Company’s actual or potential clients or customers or suppliers or any other person with which the Company or any other Group Company has dealings, including but not limited to client, customer, supplier or other lists, lists and details of contracts or proposed contracts, and details of relationships or arrangements or terms of business with, or knowledge of the needs or the requirements of, such persons;
(f)    secret or confidential details of or information regarding the nature or origin of any services provided, marketed, sold or obtained by the Company or any other Group Company;
(g)    details of or information regarding the Company’s or any other Group Company’s development or staffing plans;
(h)    information of a personal or otherwise of a confidential nature relating to fellow employees, directors or officers of and/or consultants to, the Company and/or any other Group Company;
(i)    confidential information concerning, or details of, any competitive business pitches, and/or target details;
(j)    details of or information regarding the nature and origin of any goods and/or services provided, marketed or sold, obtained or brokered by the Company or any other Group Company;
(k)    documents or information marked as confidential or which have been supplied to the Executive in confidence or which the Executive has been informed are confidential or which the Executive might reasonably be aware are confidential; and
(l)    documents or information which have been given to the Company or any other Group Company in confidence by any customer, supplier or other person whether such information is in oral, written or any other form.

10.2	The Executive shall not either during the continuance of his employment or at any time after its termination (without limitation in time):
(a)    use, divulge or reveal to any person, firm or corporation, any Confidential Information which may come to his knowledge during his employment;
(b)    use or attempt to use any Confidential Information for his own purposes or for any purposes other than the purposes of the Company or any other Group Company or in any manner which may injure or cause loss either directly or indirectly to the Company or any other Group Company or its business or may be likely so to do; or
(c)    cause or bring about (including through any failure to exercise reasonable care and diligence) any unauthorised disclosure of any Confidential Information that he shall come to know or have received or obtained at any time (before or after the date of this Agreement).

10.3	The Executive shall at all times during the continuance of his employment or at any time after its termination (without limitation in time):
(a)    use best endeavours to prevent the disclosure of any Confidential Information; and
(b)    keep with complete secrecy all Confidential Information entrusted to him.

10.4	This clause 10 shall not apply to information which:
(a)    is used or disclosed in the proper performance of the Executive’s duties or with the prior written consent of the Company;
(b)    is or comes to be into the public domain (except as a result of a breach of the Executive’s obligations under clause 10.2);
(c)    is ordered to be disclosed by a court of competent jurisdiction or otherwise required to be disclosed by law; or
(d)    constitutes a protected disclosure within the meaning of section 43A of the Employment Rights Act 1996.

10.5
The Executive shall promptly disclose to the Company any information which comes into his possession which affects adversely or may affect adversely the Company or the business of the Company or any other Group Company. Such information shall include (but shall not be limited to):

(a)    the plans of any employee or worker to leave the Company or any other Group Company (whether alone or in concert with other employees);
(b)    the plans of any employee or worker (whether alone or in concert with other employees) to join a competitor or to establish a business in competition with the Company or any other Group Company;
(c)    any steps taken by the employee or worker to implement either of such plans; and
(d)    the misuse by any employee or worker of any Confidential Information belonging to the Company or any other Group Company.

10.6
All notes, memoranda, records, lists of customers and suppliers and employees, correspondence, documents, discs and tapes, digital memory and data storage devices, computer software, computer programmes, computer operating systems, computers, laptops, tablet computers, mobile phones, PDAs, other portable electronic devices, data listing, codes, and other documents and material whatsoever (whether made or created by the Executive or otherwise and whether or not containing Confidential Information) relating to the business of the Company or any other Group Company (and any copies of the same):

(a)    shall be and remain at all times during the period of the Executive’s employment and after its termination the property of the Company or any other Group Company (as the case may be);
(b)    shall be handed over and delivered by the Executive to the Company (or to such other Group Company as the case may require) immediately on demand and in any event on the termination of the Executive’s employment (whether or not requested by the Company); and
(c)    shall be destroyed by the Executive on request by the Company;
and, immediately on demand and in any event on the termination of his employment (whether or not requested by the Company), the Executive will provide to the Company a statement that the Executive has complied with the requirements in clauses 10.6(b) and 10.6(c).

10.7	This clause 10 shall continue to apply after the termination of the Executive’s employment hereunder (whether terminated lawfully or not) without limit in time.

11	INTELLECTUAL PROPERTY

11.1
In this Agreement “Intellectual Property Right” means a formula, process, invention, utility model, trade mark, service mark, business name, copyright, design right, patent, know-how, trade secret and any other intellectual property right of any nature whatsoever throughout the world (whether registered or unregistered and including all applications and rights to apply for the same) which is invented, developed, created or acquired by the Executive (whether alone or jointly with any other person) during the course of his duties during his employment hereunder and/or relates to or is useful in connection with the business or any product or service of any Group Company.

11.2
Subject to the provisions of the Patents Act 1977, the Registered Designs Act 1949 and the Copyright Designs and Patents Act 1988, the entire interest of the Executive in any Intellectual Property Right above, shall, as between the Executive and the Company, become the property of the Company as absolute beneficial owner without any payment to the Executive for it.

11.3
The Executive shall promptly communicate in confidence to the Company full particulars of any Intellectual Property Right and the Executive shall not use, disclose to any person or exploit any Intellectual Property Right belonging to the Company or any other Group Company without the prior written consent of the Company and shall, at the request and expense of the Company, prepare and execute such instruments and do such other acts and things as may be necessary or desirable to enable the Company or any other Group Company or its or their nominee to obtain and maintain protection of any Intellectual Property Right vested in the Company or any other Group Company in such parts of the world as may be specified by the Company or its nominee and to enable the Company or any other Group Company to exploit any Intellectual Property Right vested in the Company or any other Group Company to best advantage.

11.4	The Executive hereby irrevocably:
(a)    appoints the Company to be his attorney in his name and on his behalf to sign, execute or do any instrument or act and generally to use his name for the purpose of giving to the Company or its nominee the full benefit of the provisions of this clause 11; and
(b)    unconditionally waives any and all of his moral rights (conferred by Chapter IV of the Copyright Designs and Patents Act 1988).

11.5
The obligations of the Executive under this clause 11 shall continue to apply after the termination of his employment hereunder (whether terminated lawfully or not). Each of those obligations is enforceable independently of each of the others and its validity shall not be affected if any of the others is unenforceable to any extent.

11.6
The Executive hereby agrees to enter into appropriate undertakings of a similar scope and duration to the undertakings set out in this clause directly with any other Group Company if required to do so by the Company.

12	DIRECTORSHIP

12.1
Except with the prior approval of the Board, or as provided in the articles of association (or equivalent in any relevant jurisdiction) of the Company or any other Group Company of which he is a director, the Executive shall not resign as a director of the Company or any other Group Company.

12.2
If during his employment the Executive ceases to be a director of the Company or any other Group Company (otherwise than by reason of his death, resignation or disqualification in accordance with the articles of association (or equivalent in any relevant jurisdiction) of the Company or the relevant Group Company, as amended from time to time, or by statute or court order) the Executive’s employment shall continue as an employee only and the terms of this Agreement (other than those relating to the holding of the office of director) shall continue in full force and effect and the Executive shall have no claims in respect of such cessation of office.

13	TERMINATION

13.1
The Company may (without prejudice to and in addition to any other remedy) immediately terminate this Agreement and the Executive’s employment without prior notice or payment in lieu of notice if the Executive:

(a)    is disqualified from acting as a director of the Company and/or as an officer of JELD-WEN Holding and/or as an officer of any other Group Company;
(b)    resigns as a director or as an officer from the Company or any other Group Company without the prior written approval of the Board or otherwise in contravention of the relevant articles of association (or equivalent in any relevant jurisdiction);
(c)    fails or ceases to meet the requirements, recommendations or regulations of any regulatory body whose consent is required to enable the Executive to undertake all or any of his duties hereunder;
(d)    is guilty of a breach of the rules or regulations as amended from time to time of any regulatory authorities (whether in the United Kingdom, the United States of America or any other jurisdiction) relevant to the Company or any other Group Company or any code of practice issued by the Company or any other Group Company (as amended from time to time) relating to the dealing in the securities of the Company or any other Group Company;
(e)    is guilty of gross misconduct (which shall include (but not be limited to) conduct which, in the opinion of the Board and/or the CEO and/or the board of directors of JELD-WEN Holding for the time being, does or may result in a breakdown in trust and confidence between the Executive and the Company, and/or does or may seriously prejudice the Company’s business or reputation or that of any Group Company, and/or does or may irreparably damage the working relationship between the Executive and the Company);
(f)    commits any act or fraud or dishonesty;
(g)    misconducts himself (including outside the course of his employment) in such a manner that in the reasonable opinion of the Board the interests of the Company or of any one or more of the other Group Companies are or are likely to be prejudicially affected;
(h)    commits any serious or persistent breach of, or persistently fails to observe, any of the terms, conditions or stipulations contained in this Agreement;
(i)    neglects or refuses to perform all or any of his duties under this Agreement or is guilty of serious or persistent negligence or incompetence;
(j)    has breached or failed to observe or has otherwise not met his obligations under clause 10 of this Agreement (confidentiality);
(k)    becomes bankrupt or applies for a receiving order or has a receiving order made against him or enters into any arrangement or composition with his creditors;
(l)    becomes of unsound mind or a patient within the meaning of any United Kingdom legislation relating to mental health; or
(m)    is convicted of any criminal offence (other than an offence under the Road Traffic Acts for which a penalty of imprisonment is not imposed).

13.2	Any delay by the Company in exercising such right to terminate shall not constitute a waiver thereof.

13.3
Upon the termination of this Agreement under clause 13.1, the Executive shall be paid his basic salary accrued to the date of termination, together with any entitlement to be paid for accrued but untaken holidays at the date of termination (as provided for in clause 8.4), but he shall not be entitled to any other payment or compensation whatsoever in respect of such termination.

13.4
If the Company believes that circumstances have arisen in which the Company may have the right to terminate the Executive’s employment under clause 13.1, the Company shall be entitled at its discretion and without prejudice to its other rights under this Agreement to suspend the Executive on full salary and contractual benefits for such reasonable period as the Company may deem appropriate, for the purpose of investigating the circumstances which have given rise to such belief.

13.5	On the termination of the Executive’s employment for any reason and howsoever arising:
(a)    the Executive shall immediately resign, without any claim for compensation, from any directorships he may hold in the Company or any other Group Company, and/or from any position which he holds as a trustee in relation to the business of the Company and/or any other Group Company, and/or from membership of any organisation and any office in any other company acquired by reasons of or in connection with the Executive’s employment, and the Executive hereby appoints the Company to be his attorney in his name and on his behalf to sign, execute or do any instrument or act and generally to use his name for the purpose of giving to the Company or its nominee the full benefit of the provisions of this clause 13.5(a);
(b)    the Executive shall transfer without payment to the Company or any nominee of the Company any shareholdings or other securities held by him in the Company or any other Group Company as a nominee or trustee for the Company or any other Group Company and deliver to the Company the related certificates;
(c)    in accordance with and without prejudice to clause 6.15, the Company shall be entitled to deduct from any monies then due or thereafter becoming due from the Company or any other Group Company to the Executive any monies which may then be due or thereafter become due from the Executive to the Company or any other Group Company;
(d)    any provision of this Agreement which is expressed to have effect after its termination shall nevertheless continue in force in accordance with its terms; and
(e)    the Executive shall immediately comply with the provisions of clause 10.6(b).

13.6
The Executive hereby irrevocably appoints the Company to be his attorney to execute and do any such instrument or thing and generally to use his name for the purpose of giving the Company or its nominee the full benefit of clauses 13.5(a) and 13.5(b).

13.7
After the termination of his employment under this Agreement, the Executive shall, on request, render such assistance and perform such tasks and functions as the Company may reasonably require for its business to assist the Company and/or any Group Company to deal properly, efficiently and cost-effectively with any matters in connection with the affairs of the Company and/or any other Group Company and in respect of which the Executive has particular knowledge and expertise by reason of his employment under this Agreement.

14	PAYMENT IN LIEU OF NOTICE

14.1
Without prejudice to clause 13.1 above, where notice is given to terminate the Executive’s employment by either party or if either the Executive or the Company otherwise purports to terminate the Executive's employment the Company may (at the sole and absolute discretion of the Board) terminate the employment at any time and with immediate effect by notifying the Executive that:

(a)    the Company is exercising its right under this Agreement to make a payment in lieu of notice; and
(b)    that it will make within 28 days a payment in lieu of the notice period (or, if applicable, the remainder of the notice period) to the Executive (or that it will make the first instalment of such a payment to the Executive within that time).

14.2
Any payment in lieu of notice will be calculated by reference to the Executive’s basic salary only (as at the date of the termination) for the duration of notice period (or remainder of the notice period as the case may be).

14.3
The Company may pay any payment in lieu of notice as one lump sum or in instalments over the period until the expiry, if it had been served, of the notice period. Such payments will be subject to income tax and national insurance contributions.

14.4	For the avoidance of doubt:
(a)    if the Company terminates the Executive’s employment in breach of this Agreement, any entitlement to damages for breach of contract will be assessed on the normal common law principles (including the Executive’s obligation to mitigate his loss); and
(b)    the right of the Company to terminate the Executive’s employment in accordance with clause 14.1 does not give rise to any right for the Executive to receive any payment in lieu of notice as a lump sum, but shall not prejudice the Executive’s right to receive the monies due for the notice period.

14.5
The Executive’s eligibility to participate in or receive any payment or award under the MIP, the Omnibus Plan or any other plan or benefits scheme in which the Executive participates shall not prejudice the Company’s ability to terminate the Executive’s employment and/or this Agreement by making a payment in lieu of notice in accordance with this clause 14.

15	GARDEN LEAVE AND SUSPENSION

15.1	Notwithstanding any other provision of this Agreement:
(a)    if notice is given by either party to terminate the employment of the Executive in accordance with clause 3;
(b)    if the Executive seeks to or indicates an intention to resign as an employee of the Company or any other Group Company or terminate his employment without notice;
(c)    during any period in which the Company is carrying out an investigation into any alleged acts or defaults of the Executive; or
(d)    in circumstances where it is suspected that the Executive is in breach of any legal or regulatory requirement which affects or in the reasonable opinion of the Board may affect his employment, the Company shall not be under any obligation to provide the Executive with any work and may at any time and at its absolute discretion suspend the Executive.

15.2	Throughout such period of suspension:
(a)    the Executive’s salary and other contractual benefits shall continue to be paid or provided by the Company in the usual way subject always to the terms of any benefit arrangement;
(b)    the Executive shall, in addition to the duties of fidelity, confidence and good faith to which he is subject by law, continue to comply with his obligations under this Agreement, including but not limited to clauses 4.2 to 4.12 inclusive, and shall observe all obligations of confidentiality arising under the provisions of this Agreement;
(c)    the Company shall be entitled to exclude the Executive from all or any premises of the Company and/or any other Group Company;
(d)    the Executive shall not have any contact or communication with any client, prospective client, customer, prospective customer, employee, officer, director, agent or consultant of the Company or any other Group Company except with the prior written consent of the Board and apart from with such persons as may be nominated by the Board;
(e)    the Company shall be entitled to require the Executive to perform work at home in relation to matters of which he has knowledge or which fall within his competence;
(f)    the Executive shall keep the Board informed of his whereabouts (except in periods taken as holiday) so that he can be called upon to perform any appropriate duties as requested by the Board;
(g)    the Executive shall be required to take any accrued or accruing holiday (without being required to notify the Company as to which days are required to be taken as holiday, provided the Executive remains contactable on his mobile telephone, the telephone number of which shall have been supplied to the Company), and this clause is notice to the Executive pursuant to Regulation 15(3) of the Working Time Regulations 1998 that holiday is to be taken during this period;
(h)    the Company shall be entitled to alter the Executive’s duties, compatible with the Executive’s seniority and position;
(i)    the Executive shall refer to the Company forthwith and without delay any communications in whatever form received by him from any client or customer of the Company or any other Group Company; and
(j)    if the Board so requires, comply with his obligations under clause 13.5 (obligations on termination).

16	RECONSTRUCTION OR AMALGAMATION
If before the expiration of this Agreement the employment of the Executive hereunder shall be terminated by reason of the cessation of business by the Company or the winding up of the Company for the purpose of reconstruction or amalgamation, and he shall be offered employment with any concern or undertaking resulting from such reconstruction or amalgamation on terms and conditions not less favourable than the terms of this Agreement, then the Executive shall have no claim against the Company or any other Group Company in respect of the determination of his employment hereunder.

17	COMPETITION

17.1	For the purposes of this clause 17 :
(a)    “Customer” means any person, firm, company or any other legal entity who shall have been within the period of twelve months immediately prior to the Termination Date a client or customer of or in the habit of dealing with the Company or any other Group Company and:

(i)	with whom or which, during such period the Executive (or any employee of the Company reporting directly to the Executive) had contact in the course of his employment; and/or

(ii)	in relation to whom or which the Executive by reason of his employment with the Company is in possession of any trade secrets or Confidential Information.
(b)    “Confidential Information” has the meaning set out in clause 10.1 of this Agreement;
(c)    “Prospective Customer” means any person, firm, company or any other legal entity with whom the Company or any other Group Company, during the twelve months prior to the Termination Date, shall have had negotiations or discussions for the supply or provision of goods or services supplied or provided by the Company or any other Group Company and:

(i)	with whom or which, during such period the Executive (or any employee of the Company reporting directly to the Executive) had contact during the course of such negotiations or discussions; and/or

(ii)	in relation to whom the Executive by reason of his employment with the Company is in possession of any trade secrets or Confidential Information.

(d)
“Relevant Person” means any person with whom the Executive had dealings during the twelve months immediately preceding the Termination Date and who on the Termination Date was a Director or an employee of the Company or other Group Company engaged in a senior, managerial or technical capacity;

(e)     “Restricted Business” means the business or activities carried on by the Company or any other Group Company at the Termination Date in which the Executive has been directly concerned at any time during the twelve months prior to the Termination Date;
(f)    “Restricted Period” means the period of twelve months following the Termination Date, and in each case less any period immediately prior to the Termination Date that the Executive may have been required to spend on garden leave pursuant to clause 15 of this Agreement); and
(g)     “Restrictions” means the restrictions contained within this clause 17 (including without limitation the definitions contained in clause 17.1);
(h)    “Termination Date” means the date upon which the Executive’s employment pursuant to this Agreement shall terminate for whatever reason.

17.2	During the Restricted Period, the Executive shall not, without the Company’s prior written consent, directly or indirectly:
(a)    set up on his own behalf or otherwise control any business engaged in, or which is intended to be engaged in, any business which is in competition with the Restricted Business;
(b)    take up any employment in or consultancy with or render services to or otherwise be engaged, interested or concerned in (whether as principal, servant, agent, employee, consultant or otherwise) any business which is in competition with the Restricted Business;
(c)    whether on his own account or for or on behalf of any other person, firm, company or any other legal entity, in competition with the Restricted Business:

(i)	solicit or entice away from the Company or any other Group Company (or seek or endeavour to do so) the custom or business of any Customer;

(ii)	solicit or entice away from the Company or any other Group Company (or seek or endeavour to do so) the custom or business of any Prospective Customer;

(iii)	do any business with, accept orders from, or have any business dealings with any Customer;

(iv)	do any business with, accept orders from, or have any business dealings with any Prospective Customer;
(d)    solicit, employ or attempt to employ, engage or attempt to engage, induce or attempt to induce to cease working for or providing services to the Company or any other Group Company any Relevant Person, whether or not any such person would thereby commit a breach of contract, or in any way interfere with the relationship between the Company or any other Group Company and any such individual.

17.3	The Executive acknowledges and agrees that:
(a)    he has had the opportunity to take independent legal advice on the Restrictions;
(b)    the Restrictions are considered by the parties to be reasonable in all the circumstances;
(c)    the duration and extent of each of the Restrictions are no greater than necessary for the protection of the Company’s legitimate commercial interests and/or those of any Group Company;
(d)    if any of the Restrictions by itself, or taken together with any of the others, is found to be void or unenforceable but would be valid if some part of it were deleted, such Restriction shall apply with such modification as may be necessary to make it valid and effective; and
(e)    the Restrictions are separate and severable and enforceable as such, so that if any Restriction is determined as being unenforceable in whole or in part for any reason, that shall not affect the enforceability of any of the remaining Restrictions or, in the case of part of a Restriction being unenforceable, of the remainder of that Restriction.

17.4
Any benefit given or deemed to be given by the Executive to any Group Company under the terms of this clause is received and held on trust by the Company for the relevant Group Company. The Executive hereby agrees to enter into appropriate restrictive covenants of a similar scope and duration to the Restrictions directly with any other Group Company if required to do so by the Company.

18	DATA PROTECTION

18.1
The Executive consents to the Company or any other Group Company holding and processing “personal data” (as defined in the Data Protection Act 1998) concerning him in order to properly fulfil its obligations to him under this Agreement and as otherwise required or permitted by law in relation to his employment in accordance with that Act. Such processing shall principally be for legal, personnel, administrative and payroll purposes.

18.2
The Executive accepts and acknowledges that, if required at any time to work on behalf of the Company or any other Group Company overseas, the Company or any other Group Company may need to pass personal data concerning him to the person, firm or company with whom he is working anywhere in the world and he hereby expressly consents to the Company and any other Group Company doing so.

18.3
The Executive further consents to the Company and any other Group Company processing any “sensitive personal data” (as defined in the Data Protection Act 1998) relating to him, including, as appropriate:

(a)    information about the Executive’s physical or mental health or condition in order to monitor sick leave and take decisions as to fitness for work (including any medical report made by a medical practitioner nominated by the Company pursuant to clause 9.3(c));
(b)    the Executive’s racial or ethnic origin or religious or similar information in order to monitor compliance with equal opportunities legislation; and
(c)    information relating to any criminal proceedings in which the Executive may have been involved for insurance purposes and in order to comply with legal requirements and obligations to third parties.

18.4
The Executive acknowledges that the Company and any other Group Company may make any information to which this clause 18 relates available to individuals or companies who provide products or services to the Company or any other Group Company (such as advisers and payroll administrators), regulatory authorities, potential or future employers, governmental or quasi-governmental organisations and potential purchasers of the Company, any other Coup Company or the business in which the Executive is employed.

19	DISCIPLINARY AND GRIEVANCE PROCEDURES
The disciplinary and grievance procedures relating to the Executive’s employment are available from the Company’s HR Department. The procedures may be varied, removed or disapplied by the Company at any time and shall not have contractual effect.

20	NOTIFICATION

20.1
The Executive is required to notify the Company in writing of any changes in his personal circumstances which shall be of relevance to the Company as his employer, including, but not limited to, any change of address or telephone numbers.

20.2
The Executive must notify the Company in the event that he is prosecuted for any offence (other than a minor motoring offence which does not involves a sentence of imprisonment), and must keep the Company informed as to the progress and outcome of any prosecution. This information will be kept strictly confidential by the Company until such time it may enter the public domain (other than through a breach of this clause by the Company).

20.3
The Executive must notify the Company immediately in the event of his becoming aware of any leak or misuse of Confidential Information (as defined in clause 10) by any employee, agent or officer of the Company or any other Group Company.

21	CHANGES TO TERMS OF EMPLOYMENT
The Company reserves the right to make reasonable changes to any of the Executive’s terms and conditions of employment and will notify him in writing of such changes at the earliest opportunity.

22	NOTICES

22.1	Any notice to be given under this Agreement shall be in writing. Notices may be given by personal delivery, post or email addressed to the other party:
(a)    in the case of a notice to be given to the Executive, to him at his last known place of residence or email address; and
(b)    in the case of a notice to be given to the Company, to it at its registered office for the time being.

22.2	Any notice given in accordance with clause 22.1 above shall be deemed to have been received:
(a)    if delivered by hand, at the time the notice is left at the relevant address or given to the addressee (whichever is the earlier);
(b)    in the case of delivery by post, on the second business day after posting; and
(c)    in the case of email, at the time of confirmation of successful transmission.

22.3
Proof that the notice was properly addressed and (in the case of email) transmitted and (in the case of service by post) pre-paid and posted shall be sufficient evidence of service (unless, in the case of email, the sender has been sent or received notification that the transmission was unsuccessful).

23	GOVERNING LAW
This Agreement shall be interpreted and enforced in accordance with the laws of England and Wales and the parties hereto submit to the exclusive jurisdiction of Courts of England and Wales.

24	SEPARATE AND SEVERAL CLAUSES
The parties agree that each of the clauses and sub-clauses of this Agreement shall be separate and severable and enforceable as such. If any clause and/or sub-clause is determined as being unenforceable in whole or in part for any reason, that shall not affect the enforceability of the remaining clauses or sub-clauses or, in the case of part of any clause or sub-clause being unenforceable, the remainder of that clause or sub-clause.

25	SUPERSESSION OF PREVIOUS AGREEMENTS

25.1
Subject to clause 25.3, this Agreement supersedes and is in substitution for any subsisting agreements between the Company and the Executive (whether of an employment nature or otherwise) and all such subsisting agreements shall be deemed to have been terminated by mutual consent with effect from the Commencement Date.

25.2
This Agreement supersedes and is in substitution for the Management Transition Agreement dated 23 December 2015 and made between JELD-WEN, Inc. and the Executive (the “MTA”) and the MTA shall be deemed to have been terminated by mutual consent with effect from the Commencement Date.

25.3
For the avoidance of doubt, nothing in this Agreement shall affect the Executive’s existing grant of JELD-WEN stock options or restricted stock units (the “Stock Awards”) which have been awarded to the Executive from time to time prior to the date of this Agreement. The Executive’s entitlement in respect of the Stock Awards or any other equity awards shall at all times remain subject to the plan, contract or any other agreement governing the grant or treatment of the Stock Awards or other equity awards as amended from time to time.

26	THIRD PARTY RIGHTS

26.1	Without prejudice to clause 26.2, JELD-WEN Holding may enforce the terms of this Agreement directly against the Executive pursuant to the Contracts (Rights of Third Parties) Act 1999.

26.2
Save as expressly provided for in clause 26.1, no term of this Agreement shall be enforceable by any person who is not a party to it either under the Contracts (Rights of Third Parties) Act 1999 or otherwise.

27	MULTIPLE COPIES

27.1
This Agreement may be executed by any number of counterparts each in the like form, all of which taken together shall constitute one and the same document and any party may execute this Agreement by signing any one or more of such counterparts.

28	SUPPLEMENTAL

28.1	The following provisions shall have effect for the purposes of the Employment Rights Act 1996 as amended:
(a)    there is no current requirement for the Executive to work outside the United Kingdom for any consecutive period in excess of one month; and
(b)    there are no collective agreements currently in force which affect directly or indirectly the terms and conditions of the Executive’s employment.

This document has been executed as a deed and is delivered and takes effect on the date stated at the beginning of it.

Executed as a deed by JELD-WEN UK Limited acting by Mark Beck , a director and Tim Craven, [a director OR its secretary]:

................................................... [Mark Beck Director	................................................... Tim Craven [Director OR Secretary]

Signed as a deed by Peter Maxwell in the presence of ____________________:

................................................... Peter Maxwell	................................................... Witness Name: Occupation: Address:

SCHEDULE 1 – CHANGE IN CONTROL
For purposes of this Agreement, “Cause” shall mean:
(i) the conviction or entry of a plea of guilty or nolo contendere to (A) any felony or (B) any crime (whether or not a felony) involving moral turpitude, fraud, theft, breach of trust or other similar acts, whether under the laws of the United States or any state thereof or under the laws of the United Kingdom or any similar foreign law to which the person may be subject; (ii) being engaged or having engaged in conduct constituting breach of fiduciary duty, dishonesty, willful misconduct or material neglect relating to the Company or JELD-WEN Holding or any of its or their subsidiaries or the performance of a person’s duties; (iii) appropriation (or an overt act attempting appropriation) of a material business opportunity of the Company or JELD-WEN Holding or any of its or their subsidiaries; (iv) misappropriation (or an overt act attempting misappropriation) of any funds of the Company or JELD-WEN Holding or any of its or their subsidiaries; (v) the willful failure to (A) follow a reasonable and lawful directive of the Company or JELD-WEN Holding or any of its or their subsidiaries at which a person is employed or provides services, or the Board of Directors of the Company or JELD-WEN Holding or (B) comply with any written rules, regulations, policies or procedures of the Company or JELD-WEN Holding or a subsidiary at which a person is employed or to which he or she provides services which, if not complied with, would reasonably be expected to have more than a de minimis adverse effect on the business or financial condition of the Company or JELD-WEN Holding; (vi) willful and knowing material violation of any (I) material rules or regulations of any governmental or regulatory body that are material to the business of the Company or JELD-WEN Holding or (II) U.S. securities laws; provided that for the avoidance of doubt, a violation shall not be considered as willful or knowing where Executive has acted in a manner consistent with specific advice of outside counsel to JELD-WEN Holding; (vii) failure to cooperate, if requested by the Board of the Company or JELD-WEN Holding, with any investigation or inquiry by the Company or JELD-WEN Holding, the Securities Exchange Commission or another governmental body into Executive’s or the Company’s or JELD-WEN Holding’s business practices, whether internal or external, including, but not limited to, Executive’s refusal to be deposed or to provide testimony at any trial or inquiry; (viii) violation of a person’s employment, consulting, separation or similar agreement with the Company or any non-disclosure, non-solicitation or non-competition covenant in any other agreement to which the person is subject; (ix) deliberate and continued failure to perform material duties to the Company or JELD-WEN Holding or any of its of their subsidiaries; or (x) violation of the Company’s or or JELD-WEN Holding’s Code of Business Conduct and Ethics, as it may be amended from time to time.

For purposes of this Agreement, “Change in Control” shall mean the occurrence of any of the following:
(i)An acquisition (other than directly from the Corporation) of any voting securities of the JELD-WEN Holding(the “Voting Securities”) by any Person, immediately after which such Person first acquires “Beneficial Ownership” (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the JELD-WEN Holding’s then-outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred pursuant to this section, the acquisition of Voting Securities in a Non-Control Acquisition (as hereinafter defined) shall not constitute a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof) maintained by (A) the JELD-WEN Holding or (B) any corporation or other Person the majority of the voting power, voting equity securities or equity interest of which is owned, directly or indirectly, by the JELD-WEN Holding (for purposes of this definition, a “Related Entity”), (ii) the JELD-WEN Holding or any Related Entity or (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined);
(ii)    The individuals who, as of the Effective Date of this Agreement, are members of the Board of JELD-WEN Holding (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board of JELD-WEN Holding; provided, however, that if the election, or nomination for election by the JELD-WEN Holding’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Proxy Contest;
(iii)    The consummation of:
(a)    A merger, consolidation or reorganization (x) with or into the JELD-WEN Holding or (y) in which securities of the JELD-WEN Holding are issued (a “Merger”), unless such Merger is a Non-Control Transaction. A “Non-Control Transaction” shall mean a Merger in which:
(i)    the stockholders of the JELD-WEN Holding immediately before such Merger own directly or indirectly immediately following such Merger at least a majority of the combined voting power of the outstanding voting securities of (1) the corporation resulting from such Merger (the “Surviving Corporation”), if fifty percent (50%) or more of the combined voting power of the then outstanding voting securities of the Surviving Corporation is not Beneficially Owned, directly or indirectly, by another Person (a “Parent Corporation”), or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;
(ii)    the individuals who were members of the Board of JELD-WEN Holding immediately prior to the execution of the agreement providing for such Merger constitute at least a majority of the members of the board of directors of (1) the Surviving Corporation, if there is no Parent Corporation, or (2) if there is one or more than one Parent Corporation, the ultimate Parent Corporation; and
(iii)    no Person other than (1) the JELD-WEN Holding or another corporation that is a party to the agreement of Merger, (2) any Related Entity, (3) any employee benefit plan (or any trust forming a part thereof) that, immediately prior to the Merger, was maintained by the JELD-WEN Holding or any Related Entity or (4) any Person who, immediately prior to the Merger, had Beneficial Ownership of Voting Securities representing more than fifty percent (50%) of the combined voting power of the JELD-WEN Holding’s then-outstanding Voting Securities, has Beneficial Ownership, directly or indirectly, of fifty percent (50%) or more of the combined voting power of the outstanding voting securities of (x) the Surviving Corporation, if there is no Parent Corporation, or (y) if there is one or more than one Parent Corporation, the ultimate Parent Corporation;
(iv)    The sale or other disposition of all or substantially all of the assets of the JELD-WEN Holding and its Subsidiaries taken as a whole to any Person (other than (x) a transfer to a Related Entity or (y) the distribution to the JELD-WEN Holding’s stockholders of the stock of a Related Entity or any other assets).
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the JELD-WEN Holding which, by reducing the number of Voting Securities then outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person; provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the JELD-WEN Holding and, after such acquisition by the JELD-WEN Holding, the Subject Person becomes the Beneficial Owner of any additional Voting Securities and such Beneficial Ownership increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.
For purposes of this Schedule 1, “Person” shall include any company, corporation, firm, partnership, joint venture, unincorporated association, organisation or trust (in each case whether or not having separate legal personality) and references to any of the same shall include a reference to each of them.